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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration Nos. 33-72848, 33-79826 and 33-92182) of Newfield Exploration Company (the "Company") of our report dated February 6, 1998 on our audits of the financial statements of Newfield Exploration Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which reports are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.
Houston, Texas
February 23, 1998